SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2008
Cistera Networks, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-17304	91-1944887

(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6509 Windcrest Drive Suite 160 Plano, TX 75024
(Address of principal executive offices)     (Zip Code)
Registrant’s telephone number, including area code (972) 381-4699
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     The Company is currently in default on approximately $148,000 of convertible promissory notes and accrued interest related thereto issued in the Company’s private placement that occurred on December 29, 2006. The notes were due and payable on December 29, 2008. As a result of this default, interest on the notes, which was eight percent (8%) per annum, compounded quarterly, will begin to accrue at eighteen percent (18%) per annum until the notes are paid in full.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISTERA NETWORKS, INC.
Date: December 30, 2008
/s/ Derek Downs
Derek Downs, Chief Executive Officer,
President and Interim Chief Financial Officer

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